UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 17, 2012, the Company held its Annual Meeting of Shareholders at the Norris Conference Centers in Fort Worth, Texas. At the meeting, the holders of 77,138,290 shares of common stock, which represented approximately 77 percent of the outstanding shares entitled to vote as of the record date of March 20, 2012, were represented in person or by proxy. At the meeting shareholders elected the nine (9) nominees listed below to serve for the ensuing year. The following table shows the vote tabulations for each person for shares present or represented by proxy at the meeting.

NAME OF DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Robert E. Abernathy	52,930,081	4,786,737	472,455	18,949,017
Frank J. Belatti	52,540,079	5,183,285	465,909	18,949,017
Julie A. Dobson	52,847,337	4,876,482	465,454	18,949,017
Daniel R. Feehan	50,629,989	6,958,055	601,229	18,949,017
James F. Gooch	52,798,942	4,946,287	444,044	18,949,017
H. Eugene Lockhart	51,990,075	5,600,866	598,332	18,949,017
Jack L. Messman	51,431,804	6,156,688	600,781	18,949,017
Thomas G. Plaskett	51,529,057	6,059,673	600,543	18,949,017
Edwina D. Woodbury	52,429,452	5,297,582	462,239	18,949,017

The shareholders voted on two additional items at the meeting. The following table shows the vote tabulation for each of these items for shares present or represented by proxy at the meeting.

PROPOSAL	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Ratification of the appointment of PricewaterhouseCoopers, LLP as independent registered public accounting firm for the Company’s 2012 fiscal year.	74,471,851	2,214,840	451,599	N/A

A non-binding, advisory vote to approve the compensation paid to the named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of the Company’s 2012 proxy statement.	50,872,933	6,134,943	1,181,397	18,949,017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: May 18, 2012	By:	/s/ Dorvin D. Lively
Dorvin D. Lively
Executive Vice President -
Chief Financial Officer and
Chief Administrative Officer
(Principal Financial Officer)